                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            MRV COMMUNICATIONS, INC.
                (Name of Registrant as Specified in Its Charter)

                            MRV COMMUNICATIONS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A..

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies.


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         2)  Aggregate number of securities to which transaction applies.


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         3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.


             -----------------------------------------------------------------

         4)  Proposed maximum aggregate value of transaction.


             -----------------------------------------------------------------

         5)  Total fee paid:


             -----------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:


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         2)  Form, Schedule or Registration Statement No:


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         3)  Filing Party:


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         4)  Date filed:


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
                                                             [Preliminary Copy]


                            MRV COMMUNICATIONS, INC.
                              8917 FULLBRIGHT AVE.
                          CHATSWORTH, CALIFORNIA 91311


DEAR STOCKHOLDER:


You are cordially invited to attend the Annual Meeting of Stockholders of MRV Communications, Inc. (the "Corporation") to be held on Thursday, July 11, 1996 at 10:00 a.m. at the Company's NBase Communications facility, 8943 Fullbright Avenue, Chatsworth, California 91311.

At the Annual Meeting, you will be asked to elect five directors of the Corporation; to approve an amendment to the Company's Certificate of Incorporation to effect a 2-for-1 stock split, to proportionately increase the number of authorized shares of the Company's Common Stock, and to proportionately decrease the par value per share of the Company's Common Stock; to approve amendments to the Company's 1992 Stock Option Plan (the "Stock Option Plan") to increase by 75,000 shares (150,000 shares giving effect to the proposed 2-for-1 stock split) the number of shares of Common Stock that can be optioned and sold under the Stock Option Plan; and to ratify the selection of the Corporation's independent accountants

Details of the matters to be considered at the Annual Meeting are contained in the accompanying Proxy Statement which we urge you to consider carefully.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.



                                       Sincerely,



                                       Noam Lotan
                                       President and Chief Executive Officer



IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL STOCKHOLDERS' MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                                             [Preliminary Copy]


                            MRV COMMUNICATIONS, INC.
                              8917 FULLBRIGHT AVE.
                          CHATSWORTH, CALIFORNIA 91311

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         -------------------------------


TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MRV Communications, Inc. (the Company), a Delaware corporation, will be held on Thursday, July 11, 1996 at 10:00 a.m. at the Company's NBase Communications facility, 8943 Fullbright Avenue, Chatsworth, California 91311 and thereafter as it may be adjourned from time to time:

         At the Meeting the Stockholders will be asked:

         1. To elect five members of the Board of Directors to serve for the ensuing years, all of whom currently serve as Directors;

         2. To approve an amendment to the Company's Certificate of Incorporation to effect a two-for-one split of the Company's Common Stock, to proportionately increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 40,000,000 shares and to proportionately decrease the par value per share of the Company's Common Stock from $0.0067 to $0.0034.

         3. To approve amendments to the Company's 1992 Stock Option Plan (the "Stock Option Plan") to increase by 75,000 shares (150,000 shares giving effect to the proposed 2-for-1 stock split) the number of shares of Common Stock that can be optioned and sold under the Stock Option Plan.

         4. To ratify the selection of Arthur Andersen LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1996;

         5. To consider and act upon any matters incidental to the foregoing and any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on June 10, 1996 as the record date for the determination of Stockholders entitled to notice of and vote at the meeting and any adjournment or adjournments thereof.

         WE HOPE THAT ALL STOCKHOLDERS WILL BE ABLE TO ATTEND THE MEETING IN PERSON. IN ORDER TO ASSURE THAT A QUORUM IS PRESENT AT THE MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A POSTAGE PAID ENVELOPE, ADDRESSED TO AMERICAN STOCK TRANSFER & TRUST CO., THE COMPANY'S TRANSFER AGENT AND REGISTRAR, HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. IF YOU ATTEND THE MEETING, YOUR PROXY WILL, AT YOUR REQUEST, BE RETURNED TO YOU AND YOU MAY VOTE YOUR SHARES IN PERSON.

                                       By Order of the Board of Directors



                                       Shlomo Margalit
                                       Secretary


Chatsworth, California
June 10, 1996

                                                             [Preliminary Copy]


                            MRV COMMUNICATIONS, INC.
                              8917 FULLBRIGHT AVE.
                          CHATSWORTH, CALIFORNIA 91311

                         -------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                                                   June 10, 1996


         The enclosed Proxy is solicited by the Board of Directors of MRV Communications, Inc. (the "Corporation" or the "Company") for use at the Annual Meeting of Stockholders to be held at the NBase Communications facility of the Company, 8943 Fullbright Avenue, Chatsworth, California 91311, at 10:00 a.m. on Thursday, July 11, 1996, and at any adjournment or adjournments thereof.

         Stockholders of record at the close of business on June 10, 1996 (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. On that date, 9,588,437 shares of Common Stock, $.0067 par value, of the Corporation were issued and outstanding. There are no other voting securities of the Corporation. Each share entitles the holder to one vote with respect to all matters submitted to Stockholders at the meeting. A quorum for the meeting is a majority of the shares outstanding. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business.

         The Directors and Officers of the Corporation as a group owned approximately 28.4% of the outstanding shares of Common Stock of the Corporation at the Record Date. Each of the Directors and Officers has indicated his intent to vote all shares of Common Stock owned by him in favor of each item set forth herein.

         Execution of a Proxy will not in any way affect a Stockholders' right to attend the meeting and vote in person. The Proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the meeting will be voted as specified therein. In the absence of a special choice, shares will be voted in favor of the election of those persons named in this Proxy Statement as Directors and in favor of all other items set forth herein.

         The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares of their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without compensation, personally or by telephone, telegram, letter or facsimile.

         The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be taken, such shares represented by all Proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorney in the Proxies.

         An annual report covering the Company's fiscal year ended December 31, 1995 and containing audited consolidated financial statements is being mailed herewith to all stockholders entitled to vote. This annual report does not form any part of the proxy solicitation material. This Proxy Statement and the accompanying Proxy were first mailed to Stockholders on or about June 10, 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, the number of shares of the Company's Common Stock owned by (i) each Director, (ii) all Directors, Director nominees and officers as a group, (iii) each person known by the Company to own beneficially 5% or more of the Common Stock, (iv) the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers receiving more than $100,000 in total compensation for the year ended December 31, 1995, and (v) all Directors and Executive Officers as a group. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment powers with respect to the shares indicated. The stock information presented below does not reflect the proposed two-for-one split of the Company's Common Stock.

============================================================================================================
Name and Address of Beneficial Owner        Number of Shares Beneficially Owned          Percentage of Class
                                            (1)
- ------------------------------------------------------------------------------------------------------------
Shlomo Margalit
8917 Fullbright Avenue                                    1,024,465                                 10.8
Chatsworth, CA  91311
- ------------------------------------------------------------------------------------------------------------
Zeev Rav-Noy
8917 Fullbright Avenue                                      988,465                                 10.4
Chatsworth, CA  91311
- ------------------------------------------------------------------------------------------------------------
Noam Lotan
8917 Fullbright Avenue                                      487,843                                  5.1
Chatsworth, CA  91311
- ------------------------------------------------------------------------------------------------------------
Ken Ahmad (2)
8917 Fullbright Avenue                                      126,231                                  1.3
Chatsworth, CA  91311
- ------------------------------------------------------------------------------------------------------------
Leonard Mautner
1434 Sixth Street, Suite 10                                  38,137                                   *
Santa Monica, CA  90401
- ------------------------------------------------------------------------------------------------------------
Milton Rosenberg (3)
10975 Torreyana Road, Suite 304                              27,105                                   *
San Diego, California  92121
- ------------------------------------------------------------------------------------------------------------
All Directors and Executive Officers
as a Group (eight persons) (4)                            2,701,246                                 28.4
============================================================================================================

         *     Less than 1%

         (1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

         (1) Includes 24,999 shares issuable pursuant to stock options exercisable within 60 days from the Record Date.

         (2) Includes 12,000 shares issuable pursuant to stock options exercisable within 60 days from the Record Date

         (3) Includes 45,999 shares issuable pursuant to stock options exercisable within 60 days from the Record Date.

                              ELECTION OF DIRECTORS

         The Directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and shall have qualified. In general, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the Directors then in office. Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for fixing the number of Directors for the ensuing year at five (5) and for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

         The following table sets forth the year each nominee was elected a Director and the positions presently held by each nominee with the Company. Each of the current Directors was elected a director of the Company at the Company's Annual Meeting of Stockholders on June 9, 1995. For information about ownership of the Company's Common Stock by each nominee, see "Security Ownership of Certain Beneficial Owners and Management."

==============================================================================================================
Name                          Year Became a Director          Position
- --------------------------------------------------------------------------------------------------------------
Noam Lotan (1)(3)                          1990               President, Chief Executive Officer, and Director
- --------------------------------------------------------------------------------------------------------------
Shlomo Margalit (1)                        1988               Chairman of the Board of Directors, Chief
                                                              Technical Officer and Secretary
- --------------------------------------------------------------------------------------------------------------
Zeev Rav-Noy (1)                           1988               Chief Operating Officer, Treasurer and Director
- --------------------------------------------------------------------------------------------------------------
Leonard Mautner (2)(3)                     1992               Director
- --------------------------------------------------------------------------------------------------------------
Milton Rosenberg (2)(3)                    1992               Director
==============================================================================================================

(1)  Member of the Executive Committee

(2)  Member of the Compensation Committee

(3)  Member of the Audit Committee

         Each director is elected for a period of one year and serves until his successor is duly elected by the stockholders. Officers are elected by and serve at the discretion of the Board of Directors.

         Noam Lotan has been the President, Chief Executive Officer, and a Director of the Company since May 1990. From March 1987 to January 1990, Mr. Lotan was Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics International Inc. ("Fibronics"), a manufacturer of fiber optic communication networks. From January 1985 to March 1987, Mr. Lotan was a Director of European Operations for Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from the Technion, the Israel Institute of Technology, and a Masters degree in Business Administration from INSEAD (the European Institute of Business Administration, Fontainebleu, France).

         Dr. Shlomo Margalit, a co-founder of the Company, has been Chairman of the Board of Directors and Chief Technical Officer since the Company's inception in July 1988. From May 1985 to July 1988, Dr. Margalit was a founder and Vice President of Research and Development for LaserCom, Inc. ("LaserCom"), a manufacturer of semiconductor lasers. From 1982 to 1985, Dr. Margalit was a Senior Research Associate at the California Institute of Technology ("Caltech"), and from 1976 to 1982, a Visiting Associate at Caltech. From 1972 to 1978, Dr. Margalit was a faculty member and Associate Professor at the Technion. During his tenure at the Technion, Dr. Margalit was awarded the "Israel Defense" prize for his work in developing infrared detectors for heat guided missiles and the David Ben Aharon Award for Novel Applied Research. Dr. Margalit holds a Bachelor of Science degree, a Masters degree, and a Doctor of Science degree (Ph.D.) in Electrical Engineering from the Technion.

         Dr. Zeev Rav-Noy, a co-founder of the Company, has been its Chief Operating Officer and a Director of the Company since its inception and was its President until May 1990. From May 1985 to July 1988, Dr. Rav-Noy was a founder and Vice President of Operations of LaserCom and, from 1982 to 1985, was a research fellow at Caltech. From 1979 to 1982, Dr. Rav-Noy served as a consultant to a number of companies, including Tadiran Electronic Industries, Inc., an Israeli telecommunication, military, and consumer electronics conglomerate, and the Yeda Research and Development Co. Ltd., a technology exploitation and application company affiliated with the Weizman Institute in Israel. Dr. Rav-Noy holds a Bachelor of Science degree and a Masters degree in physics from Tel Aviv University, and a Ph.D.
in applied Physics from the Weizman Institute in Israel.

         Leonard Mautner has been an advisor to the Company since its inception and was elected a Director in March 1992. Mr. Mautner is President of Leonard Mautner Associates, a management consulting company, which he founded in 1973, and in addition, from 1982 to 1988, was a visiting lecturer at the Anderson School of Management of UCLA. Mr. Mautner is also a Director of two mutual funds, the First Pacific Advisors Perennial Fund and the First Pacific Advisors Paramount Fund. From 1969 to 1979, Mr. Mautner was a General Partner of Goodman & Mautner, Ltd., a venture capital partnership, and President of Goodman & Mautner, Inc., the partnership's investment manager. Mr. Mautner holds a Bachelor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology.

         Milton Rosenberg has been an advisor to the Company since its inception and was elected a Director in March 1992. He is President of M.R. Associates, an investment and consulting company, which he founded in 1978. For the past 15 years, Mr. Rosenberg has been a director of Bell Industries, a New York Stock Exchange company engaged in the distribution of electronics components. Mr. Rosenberg has been a consultant to high technology companies for more than 20 years. Mr. Rosenberg holds a Bachelor of Science degree in Electrical Engineering from Drexel University and did graduate course work in Electrical Engineering at Princeton University.

         The members of the Board of Directors who are not employees of the Company receive cash compensation of $800 per month and $500 for each Board of Directors' meeting attended, while serving as Directors.

         None of the persons nominated to serve as Directors of the Company are related by blood, marriage or adoption to any of the Company's Directors or executive officers. All of the Directors attended all meetings of the Board of Directors and the committees on which they served during the fiscal year ended December 31, 1995. The Board of Directors met fourteen times during fiscal 1995.

         The Audit Committee, composed of Messrs. Lotan, Mautner and Rosenberg, held one meeting during fiscal 1995. The Audit Committee's functions include making recommendations to the Board of Directors relative to the appointment of independent public accountants, and conferring with the Company's independent public accountants regarding the scope and the results of the audit of the Company's books and accounts and reporting the same to the Board of Directors.

         The Compensation Committee, composed of Messrs. Mautner and Rosenberg, held one meeting during fiscal 1994. The Compensation Committee's functions include the administration of stock option plans and making recommendations to the Board of Directors relative to the compensation of officers and employees. The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions.

         The Executive Committee, consisting of Mr. Lotan and Drs. Margalit and Rav-Noy, did not hold meetings during fiscal 1995. The Executive Committee is empowered to take any action that the Board of Directorships authorized to act upon, with the exception of the issuance of stock, the sale of all or substantially all of the Company's assets and other significant corporate transactions.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth a summary of all compensation paid by the Company to its Chief Executive Officer and for each of its other executive officers whose total annual salary and bonus exceeded $100,000 (the "Names Executive Officers") during the fiscal year ended December 31, 1995:

                                                                                Long-term
                                                 Annual Compensation           Compensation
- -------------------------------------      -------------------------------     ------------
                                                                                Securities
                                                                                Underlying
                                                                                 Options
     Name and Principal Positions          Year       Salary        Bonus         (#)(1)
- -------------------------------------      ----      --------      -------     ------------
Noam Lotan                                 1995      $100,000      $     0             0
President and Chief Executive Officer      1994      $100,000      $     0             0
                                           1993      $100,000      $     0             0

Shlomo Margalit                            1995      $110,000      $     0             0
Chairman of the Board of Directors,        1994      $110,000      $     0             0
Chief Technical Officer and Secretary      1993      $110,000      $     0             0

Zeev Rav-Noy                               1995      $110,000      $60,000             0
Chief Operating Officer                    1994      $110,000      $60,000             0
                                           1993      $110,000      $25,000             0

Ken Ahmad                                  1995      $ 90,000      $24,750        75,000
Vice President of Marketing and Sales      1994      $ 90,000      $30,000             0
                                           1993      $ 90,000      $18,000             0

- ------

(1)      As adjusted for a three-for-two stock split effected March 20, 1996.

         Mr. Lotan and Drs. Margalit and Rav-Noy do not hold any options to purchase Common Stock of the Company and none were granted to any of them during 1995. The following table provides certain information regarding stock option grants made to Mr. Ahmad during 1995:


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable Value
                                                                                           at Assumed Annual Rates
                                                                                               of Stock Price
                                                                                           Appreciation for Option
                                                                                                    Term(1)
                                                                                         --------------------------
                         Number of        Percent of
                         Securities     Total Options
                         Underlying       Granted to       Exercise
                          Options        Employees in       Price        Expiration
     Name                Granted(#)          1995         ($/Sh) (3)        Date            5%               10%
     ----                ----------          ----         ----------        ----            --               ---
Ken Ahmad......           75,000(2)          7.5%           $7.25         1/13/2000      $150,228          $331,965

- -----------

(1) The dollar amounts under these columns are the result of calculations assuming the price of Common Stock on the date of the grant of the option ($7.25 per share) increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2) As adjusted for a three-for-two stock split effected March 20, 1996. Options are exercisable in equal annual increments of 1/3 beginning on the anniversary of the grant date.

(3) The exercise price per share of the options granted represented the fair market value of the underlying shares on the date of grant (as adjusted for a three-for-two stock split effected on March 20, 1996).

         No options were exercised by Mr. Lotan, Dr. Margalit, Dr. Rav-Noy or Mr. Ahmad during 1995. The following table provides certain information concerning Mr. Ahmad's unexercised options at December 31, 1995:

                              FY-END OPTION VALUES

                                           Number of Shares Underlying               Value of Unexercised
                                             Unexercised Options at                In-the-Money Options at
                                             December 31, 1995 (1)                   December 31, 1995 (2)
                                         -------------------------------        -------------------------------
                                         Exercisable       Unexercisable        Exercisable       Unexercisable
                                         -----------       -------------        -----------       -------------
Ken Ahmad                                   25,000             50,000             $241,750           $483,500

- -----------

(1)  As adjusted for a three-for-two stock split effective March 20, 1996

(2) Based on the difference between $16.92 per share (the last sale price of the Common Stock on December 29, 1995 as reported on The Nasdaq National Market, as adjusted for a three-for-two stock split (effected on March 20, 1996) and the per share exercise price (as similarly adjusted).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% or greater shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes, based solely on a review of the copies of such reports furnished to the Company, that each report required of the Company's executive officers, directors and 10% or greater shareholders was duly and timely filed during the year ended December 31, 1995, except for for the following reports which were filed late: a Form 4 of Ken Ahmad; a Form 4 of Ofer Iny; and a Form 5 of Edmund Glazer.

EMPLOYMENT AGREEMENTS

     In March 1992, the Company entered into three-year employment agreements with Mr. Lotan, Dr. Margalit and Dr. Rav-Noy. Pursuant to the agreements, Mr. Lotan serves as President, Chief Executive Officer, Chief Financial Officer, and a Director of the Company, Dr. Margalit serves as Chairman of the Board of Directors, Chief Technical Officer, and Secretary, and Dr. Rav-Noy serves as a Chief Operating Officer, Treasurer, and a Director. Mr. Lotan, Dr. Margalit, and Dr. Rav-Noy receive base annual salaries of $100,000, $110,000, and $110,000, respectively, and each is entitled to receive a bonus determined and payable at the discretion of the Board of Directors upon the recommendation of the Compensation Committee of the Board. Recommendations with respect to bonus levels are based on achievement of specified goals, such as new product introductions, profitability levels, revenue goals, market expansion, and other criteria as established by the Compensation Committee.

     Each officer also receives employee benefits, such as vacation, sick pay, and insurance, in accordance with the Company's policies which are applicable to all employees. The Company has obtained, and is the beneficiary of, key man life insurance policies in the amount of $1,000,000 on the lives of each of Drs. Margalit and Rav-Noy and Mr. Lotan. All benefits under these policies will be payable to the Company upon the death of an insured. In November 1994, each of Mr. Lotan and Drs. Margalit and Rav-Noy agreed to extend the terms of their respective employment agreement until March 1998.

     In August 1990, the Company and Mr. Ahmad executed a letter of employment outlining the terms of Mr. Ahmad's employment as Vice President of Marketing and Sales, at a base salary of $53,000 per annum plus commissions based upon sales targets. In May 1993, Mr. Ahmad was elected an executive officer of the Company. Mr. Ahmad's employment is at will.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As disclosed above, Messrs. Leonard Mautner and Milton Rosenberg are members of the Company's Compensation Committee. Neither member of the Compensation Committee was during 1995, nor prior thereto, an officer of the Company or any of its subsidiaries. No executive officer of the Company serves or served on the compensation committee of another entity during 1995, which has or had an executive officer serve on the Compensation Committee of the Company, and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serve on the Compensation Committee of the Company.


                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") was formed by the Board of Directors in 1992 to set and administer the policies governing the Company's compensation programs, including stock option plans. The Committee receives and evaluates information regarding compensation practices for comparable businesses in similar industries, and considers this information in determining base salaries, bonuses and stock - based compensation. The Committee is authorized to engage or employ such outside professional consultants or other services as in its discretion may be required to fulfill its responsibilities. The Committee also discusses and considers executive compensation matters and makes decisions thereon.

     The Company's compensation policies are structured to link the compensation to the Chief Executive Officer, the Named Executive Officers and other executives of the Company with corporate performance. In March 1992, Mr. Lotan and Drs. Margalit and Rav-Noy entered into employment agreements, which, as extended, expire in March 1998. Through the establishment of compensation programs and employment agreements, the Company has attempted to align the financial interests of its executives with the results of the Company's performance, which is designed to put the Company in a competitive position regarding executive compensation and to ensure corporate performance, which will then enhance stockholder value.

     The Company's executive compensation philosophy is to set base salaries in accordance with those of comparable businesses, and then to provide performance
- -based variable compensation, such as bonuses, as determined by the Compensation Committee according to factors such as the Company's earnings as well as value received by stockholders. This philosophy allows total compensation to fluctuate from year to year. As a result, the Named Executive Officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the evaluation of the compensation factors described above by the Compensation Committee.

     In line with the Company's overall compensation program and the annual objectives set by the Committee, the Company's executive officers have a high percentage of their total compensation at risk., dependent upon the Company's financial performance and other factors as considered by the Committee. The base compensation for fiscal 1993, 1994, and 1995 for Mr. Lotan, Drs. Margalit and Rav-Noy and Mr. Ahmad was determined in 1992, based upon employment agreements entered into by and between the Company and such executives. See "Employment Agreements."

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Committee's control, the Committee intends to limit executive compensation in ordinary circumstances to that deductible under Section 162 (m) of the Internal revenue Code of 1986, as amended. In doing so, the Committee may utilize alternatives (such deferring compensation) for qualifying executive compensation for deductibility and may rely on grand fathering provisions with respect to existing contractual commitments.

     The Committee believes that its overall executive compensation program has been successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which should create stockholder value.

                             COMPENSATION COMMITTEE



                                            Leonard Mautner
                                            Milton Rosenberg


STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following chart shows the value of an investment of $100 on December 8, 1992 (the date of the Company's initial public offering) in cash of
(i) the Company's Common Stock, (ii) the NASDAQ Stock Market Index-US, and
(iii) an index based on companies in a group of companies in the Company's industry (Hambrecht & Quist Technology Index). All values assume reinvestment of the full amount of all dividends.


(CAPTION)
FOR PERIOD   MRV COMMUNICATIONS,   NASDAQ STOCK   HAMBRECHT & QUIST
ENDING            INC.              MARKET - US      TECHNOLOGY
- ----------  --------------------   ------------   -----------------
12/08/92        $100                    $100            $100
12/92           $110                    $104            $104
12/93           $ 88                    $119            $113
12/94           $231                    $116            $132
12/95           $483                    $165            $198


* $100 INVESTED ON 12/08/92 IN STOCK OR
  ON 11/30/92 IN INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS,
  FISCAL YEAR ENDING DECEMBER 31.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

     The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to effect a two-for-one split of the Company's Common Stock (the "Stock Split"), to increase proportionately the number of authorized shares of the Common Stock of the Company from 20,000,000 to 40,000,000 shares and to decrease proportionately the par value per share of the Company's Common Stock from $0.0067 to $0.0034. Accordingly the Board of Directors has unanimously approved the proposed Certificate of Amendment to the Company's Certificate of Incorporation, in substantially the form attached hereto as Exhibit A (the "Certificate of Amendment"), and hereby solicits the approval of the Certificate of Amendment by the Company's stockholders.

     If the stockholders approve the Certificate of Amendment, the Board of Directors currently intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware within fifteen (15) calendar days following such stockholder approval. The date of such filing with the Delaware Secretary of State would be the effective date (the "Effective Date") of the Stock Split, entitling holders of record of the Company's Common Stock on the Effective Date to the additional shares resulting from the Stock Split. Within fifteen (15) calendar days following the Effective Date, the Company will mail to each stockholder of record on the Effective Date, a share certificate representing the number of shares of the Company's Common Stock that, when aggregated with the number of shares held by such stockholder on the Effective Date, will equal two (2) times the number of shares of the Company's Common Stock held by such stockholder on the Effective Date. For Example, if a stockholder owns 100 shares of Common Stock of the Company on the Effective Date, the Company will mail to such stockholder a stock certificate for 100 shares. Therefore, the stockholder would be the owner of 200 shares of the Common Stock as of the Effective Date.

     In connection with the Stock Split, the numbers of shares of Common Stock subject to outstanding warrants and options and reserved for issuance under the Company's stock option plan would be proportionately adjusted to reflect the Stock Split described above, and the exercise prices of outstanding warrants and options would be proportionately reduced.

PURPOSE OF THE PROPOSED AMENDMENT

     The objectives of the Stock Split are to lower the market price of the Company's Common Stock and to increase its trading activity, each of which is expected to increase the liquidity and broaden the marketability of the Company's Common Stock. The purpose for reducing the par value per share of Common Stock is merely to decrease the par value to correspond to the Stock Split. The objectives of the increase in the authorized number of shares of Common Stock from 20,000,000 to 40,000,000 shares are to ensure by the proportionate increase that there is a sufficient number of authorized shares to effect the Stock Split and to have sufficient shares available for future issuances. For these reasons, the Board of Directors believes that the Stock Split and the increase in the authorized number of shares of Common Stock are in the best interest of the Company and its stockholders.

     The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed level in order to provide (after giving effect to the Stock Split) a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting future stock splits or dividends. The additional shares of Common Stock authorized but not required to effect the Stock Split may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. Although the Company has no present obligation to issue additional shares of Common Stock (except pursuant to outstanding warrants and the Company's Stock Option Plan), the Company continues to evaluate and conduct discussions with third parties with respect to potential acquisitions or investments. However, the probability that the Company will enter into any such transaction is presently uncertain.

     The additional Common Stock issuable upon the Stock Split would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Certificate of Amendment would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

     If the stockholders approve the proposed Certificate of Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange or The Nasdaq National Market on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or like rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

     In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

REQUIRED VOTE; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote will be required to approve the Certificate of Amendment. Both abstentions and broker non-votes will have the same effects as votes against this proposal.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                            CERTIFICATE OF AMENDMENT


      PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN TO
          INCREASE BY 75,000 SHARES THE NUMBER SHARES OF COMMON STOCK
           THAT CAN BE OPTIONED AND SOLD UNDER THE STOCK OPTION PLAN*

     The Stock Option Plan was adopted by the Company's Board of Directors and Stockholders on March 27, 1992 and initially covered 300,000 shares. On February 23, 1995 and on June 9, 1995 the Board and the stockholders, respectively, amended the Plan by increasing the shares covered under the Plan from 300,000 to 600,000 shares. On May 29, 1996, the Company's Board of Directors approved an increase of 75,000 shares (150,000 if the proposed 2-for-1 stock split is approved) in the number of shares that could be optioned and sold under the Stock Option Plan bringing to a total of 675,000 shares (1,350,000 if the proposed 2-for-1 stock split is approved) the number shares of Common Stock that can be optioned and sold under the Stock Option Plan. This increase of 75,000 shares (150,000 if the proposed 2-for-1 stock split is approved) in the Stock Option Plan is subject to the approval of shareholders, which the Company is seeking at the Annual Meeting.

     The Board of Directors believes that the selective use of stock options is an effective means of attracting, motivating and retaining employees and that the availability of the number of shares covered by the Stock Option Plan, as amended, is essential to the success of the Company. The Board of Directors recommends that the shareholders approve the

- --------

     *Stock information in this section has been adjusted for a three-for-two stock split effective March 20, 1996.

proposed amendments. THE AFFIRMATIVE VOTES OF A MAJORITY OF ALL SHARES OF THE COMPANY PRESENT AT THE MEETING IN PERSON OR BY PROXY IS REQUIRED TO APPROVE THE AMENDMENTS.

     The summary of the provisions of the Stock Option Plan which follows is not intended to be complete. A copy of the Stock Option Plan, as amended by the Board, is available without charge to any stockholder upon request.

SUMMARY OF THE PROVISIONS OF THE STOCK OPTION PLAN AS AMENDED

     The Company's Stock Option Plan provides for the granting of (i) incentive stock options to key employees and (ii) nonstatutory stock options to key employees and non-employee directors of the Company and any person who performs consulting or advisory services for the Company and who is, by the Board of Directors or the Stock Option Committee, determined to be eligible to participate. For information concerning the federal income tax distinctions of incentive and nonstatutory stock options, see "Federal Income Tax Consequences of Incentive Stock Options and Nonstatutory Stock Options," below.

     The maximum number of shares of the Company's Common Stock that may be issued pursuant to the exercise of options granted under the Stock Option Plan, as amended, are 675,000 shares (subject to adjustment in the event of stock dividends, splits (including the proposed 2-for-1 stock split), reverse splits, recapitalizations, mergers or other similar changes in the Company's capital structure). No more than 675,000 (1,350,000 if the proposed 2-for-1 stock split is approved) shares may be optioned and sold to directors or non-director officer under the Stock Option Plan as amended. All options must be granted, if at all, not later than March 26, 2002. The aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock to which incentive stock options granted under the Stock Option Plan are exercisable for the first time by any employee of the Company during any calendar year may not exceed $100,000. This limitation shall not apply with respect to nonstatutory stock options.

     The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, currently consisting of Messrs. Leonard Mautner and Milton Rosenberg, which determines the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee. Incentive stock options and nonstatutory stock options may be granted for exercise for up to ten years from the date granted and vest in equal installments over the term of the options, as determined by the Committee

     Options granted under the Stock Option Plan are evidenced by written agreements specifying the number of shares covered thereby and the option price, the exercise period and all other terms, restrictions and conditions of the option. The exercise price of all stock options granted under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any optionee who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any stock option must be not less than 110% of the fair market value on the date of grant.

     Options must be exercised only by written notice from the optionee (or his estate or other legal representative) to the Company accompanied by payment of the option price in full. The option price may be paid in cash, cash equivalents (certified or cashier's check), or with shares of Common Stock of the Company.

     As of the Record Date, options to purchase an aggregate of 728,900 shares of Common Stock, at a weighted average exercise price of $10.19 per share, were outstanding under the Stock Option Plan. Of these, options to purchase an aggregate of 459,000 shares of Common Stock were granted in 1995. As of the Record Date, 234 employees (including three directors who are employees) and two nonemployee directors were eligible to participate in the Stock Option Plan. All options granted under of the Stock Option Plan since its inception have been granted at exercise prices equal to the fair market value at the date of grant. The fair market value was determined by the Board of Directors internally prior to the Company's initial public offering in December 8, 1992 and since then at by reference to the closing price of the Company's Common Stock on The Nasdaq National Market. As of the Record Date, options for a total of 72,900 shares of Common Stock had been exercised and 98,200 were available for future grants (excluding those available under the amendments to the Stock Option Plan to be approved at the Annual Meeting).

     The following table sets forth information from the inception of the Stock Option Plan through the Record Date concerning the net number of options under the Stock Option Plan that has been received by (i) each of the Company's current executive officers, (ii) each nominee for election as director, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (v) the persons receiving 5 percent or more of the options granted, and (v) all employees who are not executive officers:

- -----------------------------------------------------------------------------------------------------------------
                                                                                                    NO. OF SHARES
                                                                                                     COVERED BY
  NAME OF PERSON OR GROUP                      POSITION WITH THE COMPANY                               OPTIONS
  -----------------------                      -------------------------                            -------------
- -----------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------
Noam Lotan                   President and Chief Executive Officer, Director and
                             Director Nominee..............................................                 0
- -----------------------------------------------------------------------------------------------------------------
Shlomo Margalit              Chairman of the Board, Chief Technical Officer and
                             Director Nominee..............................................                 0
- -----------------------------------------------------------------------------------------------------------------
Zeev Rav-Noy                 Chief Operating Officer, Director and Director Nominee........                 0
- -----------------------------------------------------------------------------------------------------------------
Leonard Mautner              Director and Director Nominee.................................            12,000
- -----------------------------------------------------------------------------------------------------------------
Milton Rosenberg             Director and Director Nominee.................................            12,000
- -----------------------------------------------------------------------------------------------------------------
Ken Ahmad                    Vice President of Marketing and Sales.........................            75,000
- -----------------------------------------------------------------------------------------------------------------
Edmund Glazer                Chief Financial Officer.......................................            19,500
- -----------------------------------------------------------------------------------------------------------------
Ofer Iny                     Vice President of Engineering.................................            92,500
- -----------------------------------------------------------------------------------------------------------------
All current executive officers as a group..................................................           187,000
- -----------------------------------------------------------------------------------------------------------------
All current directors who are not executive officers as a group        ....................            24,000
- -----------------------------------------------------------------------------------------------------------------
All employees who are not executive officers as a group....................................           590,800
- -----------------------------------------------------------------------------------------------------------------


FEDERAL INCOME TAX CONSEQUENCES OF INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS

     THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS AS OF THE DATE OF THIS PROXY STATEMENT. BECAUSE THE CURRENTLY APPLICABLE RULES ARE COMPLEX AND THE TAX LAWS MAY CHANGE AND BECAUSE INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PARTICIPANT, EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING FEDERAL (AND ANY STATE AND LOCAL) INCOME TAX CONSEQUENCES. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO DESCRIBE STATE OR LOCAL INCOME TAX CONSEQUENCES.

     Options so designated under the Option Plan are intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). All options that are not designated as ISOs are intended to be "nonstatutory stock options" (NSOs").

     Incentive Stock Options. The optionee will recognize no income upon the grant of an ISO and incur no tax on its exercise (unless the optionee is subject to the alternative minimum tax described below). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares.

     If the optionee disposes of ISO shares prior to the expiration or either required holding period (a "disqualifying disposition"), then gain realized upon such disposition, up to the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee. Special rules apply to officers and directors of the Company. See "Special Considerations for Officers and Directors," below.

     Nonstatutory Stock Options. An optionee will not recognize any taxable income at the time an NSO is granted. However, upon exercise of an NSO, the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the amount paid for that stock upon exercise of the NSO. In the case of stock subject to a substantial risk of forfeiture, if the optionee makes an 83(b) election, the included amount will be based on the difference between the fair market value on the date of exercise and the option exercise price. The included amount will be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company (either by payment in cash by the optionee or withholding out of the optionee's salary). Upon sale of the shares by the optionee, any appreciation or depreciation in the value of the shares will be treated as capital gain or loss (either long or short term -- depending upon the time the optionee holds the shares after exercising the NSO. Special rules apply to officers and directors of the Company. See "Special Considerations for Officers and Directors," below.

     Special Considerations for Officers and Directors. If the optionee is an officer or director of the Company who is potentially subject to short-swing profits liability under Section 16(b) of the Securities Exchange Act of 1934, ISO Shares purchased by the Optionee within six months from the date of the grant of an option for such ISO Shares will be treated as subject to a substantial risk of forfeiture for the six-month period immediately following the date of grant. Thus, in the case of a disqualifying disposition the optionee will recognize ordinary income equal to the difference between the fair market value of the ISO Shares on the date six months after the date of grant (or, if less, the amount realized on the sale of the ISO shares) and the option exercise price unless the optionee makes an 83(b) election. Any remaining amount of gain on the disqualifying disposition will be long or short term capital gain depending on the amount of time the ISO Shares have been held. If the optionee makes an 83(b) election the ordinary income would be equal to the difference between the fair market value on the date of exercise (or, if less, the amount realized on the sale of the ISO Shares) and the option exercise price (assuming an 83(b) election is effective for regular tax purposes for an ISO). Moreover, for alternative minimum tax calculation purposes, unless the optionee makes an 83(b) election, the adjustment to income will be based on the difference between the fair market value of the shares on the date six months after the date of grant.

     In the event of the exercise of an NSO within six months after the date of the NSO, the optionee will include in income as compensation an amount equal to the difference between the option exercise price and the fair market value of the shares on the date six months after the date of grant unless the optionee makes an 83(b) election. If the optionee makes an 83(b) election, the optionee will include in income as compensation an amount equal to the difference between the option exercise price and the fair market value on the date of exercise.

     Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the exercise of an NSO by a domestic employee or director to the extent that the optionee recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The persons named in the enclosed Proxy will vote to ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1996 unless otherwise directed by the Stockholders. A representative of Arthur Andersen LLP is expected to be present at the meeting of Stockholders, and will have the opportunity to make a statement and answer questions from Stockholders if he so desires.


                             STOCKHOLDERS PROPOSALS

     In order to be included in the Proxy material for the 1997 Annual Meeting, Stockholders' proposed resolutions must be received by the Corporation before February 10, 1997. It is suggested that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

                                  MISCELLANEOUS

     The Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.


                                       By Order of the Board of Directors



                                       Shlomo Margalit
                                       Secretary


June 10, 1996


         THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGHT THEY HAVE SENT IN THEIR PROXIES.

                                                                      EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MRV COMMUNICATIONS, INC.

         MRV Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Section 4 of the Certificate of Incorporation in its present form and substituting therefor new first and second paragraphs of Section 4 in the following form:

         A. This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of this corporation is authorized to issue is forty- one Million (41,000,000) shares of capital stock.

         B. Of such authorized shares, Forty Million (40,000,000) shares shall be designated "Common Stock" and have a par value of $.0034 per share. One Million (1,000,000) shares shall be designated "Preferred Stock" and have a par value of $0.01 per share. Upon the filing of this Certificate of Amendment of the Certificate of Incorporation, each outstanding share of Common Stock of the corporation outstanding immediately prior to such filing shall be reconstituted as and converted into two shares of Common Stock.

         SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the DGCL.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Noam Lotan, its President and Chief Executive Officer, and attested by Shlomo Margalit, its
Secretary, this      day of           , 1996.


                                       MRV COMMUNICATIONS, INC.


                                       By:
                                          -------------------------------------
                                          Noam Lotan
                                          President and Chief Executive Officer

ATTEST:


- --------------------------------------
Shlomo Margalit
Secretary

                                                               PRELIMINARY COPY


                            MRV COMMUNICATIONS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 11, 1996
             THIS PROXY IS SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned, having received notice of the Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors furnished therewith, hereby appoints Noam Lotan, attorney of the undersigned (with full power of substituting him) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of MRV Communications, Inc. (the "Company") to be held at 8943 Fullbright, Chatsworth, California on Thursday, July 11, 1996 at 10:00 a.m. and any adjournment or adjournments thereof, and there to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect to all shares of the Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act, and with all power the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as follows.

1.       ELECTION OF DIRECTORS

         __ FOR all nominees listed below (except as marked to the contrary below)

         __ WITHHOLD AUTHORITY to vote for all nominees listed below

         (INSTRUCTION: To withhold authority to vote for any indivdual nominee, strike a line through the nominee's name below.)

         Noam Lotan                    Shlomo Margalit

         Zeev Rav-Noy                  Leonard Mautner

         Milton Rosenberg

2. To approve an amendment to the Company's Certificate of Incorporation to effect a 2-for-1 split of the Company's Common Stock, to proportionately increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 40,000,000 shares and to proportionately decrease the par value per share of Common Stock from $0.0067 to $0.0034.

         FOR / /       AGAINST / /       ABSTAIN / /

3. To approve amendments to the Company's 1992 Stock Option Plan (the "Stock Option Plan") to increase by 75,000 shares the number of shares of Common Stock that can be optioned and sold under the Stock Option Plan.

         FOR / /       AGAINST / /       ABSTAIN / /

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

/X/ Please mark your votes as in this example.

4. To ratify the appointment of Arthur Andersen LLP as independent accountants for the year ending December 31, 1996.

         FOR / /       AGAINST / /       ABSTAIN / /

5. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting.

         FOR / /       AGAINST / /       ABSTAIN / /

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

         THE UNDERSIGNED HEREBY CONFER(S) UPON SAID ATTORNEY PROXY DISCRETIONARY AUTHORITY TO VOTE UPON ANY OTHER MATTERS OF PROPOSALS NOT KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY WHICH MAY PROPERLY COME BEFORE THE MEETING.

         Attendance of the undersigned at said meeting or at any adjournment or adjournments thereof will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate thereat his intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned in imprint below, this Proxy is signed by the undersigned in that capacity.


Signature(s)
            -------------------------------------------------------------------
Date
    -------------------


IMPORTANT: In signing this Proxy, please write name exactly as appearing on imprint. For stock held jointly, each joint owners should personally sign. For stock held by corporation, please affix corporate seal.

                            MRV COMMUNICATIONS, INC.

                             1992 STOCK OPTION PLAN

                               TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
ARTICLE I.      Purpose of the Plan                                      1

ARTICLE II.     Definitions                                              1

ARTICLE III.    Administration of the Plan                               3

ARTICLE IV.     Eligibility                                              5

ARTICLE V.      Stock Option Awards                                      6

ARTICLE VI.     Exercise of Option                                       9

ARTICLE VII.    Reporting Person Limitations                            12

ARTICLE VIII.   Terms and Conditions of Options                         13

ARTICLE IX.     Benefit Plans                                           13

ARTICLE X.      Amendment, Suspension or Termination
                of the Plan                                             14

ARTICLE XI.     Changes in Capital Structure                            15

ARTICLE XII.    Effective Date and Term of the Plan                     16

ARTICLE XIII.   Conversion of ISOs into Non-Qualified
                Options; Termination of ISOs                            17

ARTICLE XIV.    Application of Funds                                    18

ARTICLE XV.     Governmental Regulation                                 18

ARTICLE XVI.    Withholding of Additional Income Taxes                  18

ARTICLE XVII.   Notice to Corporation of Disqualifying
                Disposition                                             19

ARTICLE XVIII.  Governing Law; Construction                             19

                            MRV COMMUNICATIONS, INC.

                             1992 STOCK OPTION PLAN


                                   ARTICLE I

                              Purpose of the Plan

        The purpose of this Plan is to encourage and enable employees, consultants, directors and others who are in a position to make significant contributions to the success of MRV COMMUNICATIONS, INC. and of its affiliated corporations upon whose judgment, initiative, and efforts the Corporation depends for the successful conduct of its business, to acquire a closer identification of their interests with those of the Corporation by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder, thereby stimulating their efforts on behalf of the Corporation and strengthening their desire to remain involved with the Corporation.


                                   ARTICLE II

                                  Definitions

        2.1 "Affiliated Corporation" means any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Corporation.

        2.2     "Award" means an Option granted under Article V.

        2.3     "Board" means the Board of Directors of the Corporation.

        2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.5 "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or any successor provision.

        2.6 "Corporation" means MRV COMMUNICATIONS, INC., a Delaware corporation, or its successor.

        2.7 "Employee" means any person who is a regular full-time or part-time employee of the Corporation or an Affiliated Corporation on or after March 27, 1992.

        2.8 "Option" means an Incentive Stock Option or Non-Qualified Option granted by the Committee under Article V of this Plan in the form of a right to purchase Stock evidenced by an instrument containing such provisions as the Committee may establish.

        2.9 "Participant" means a person selected by the Committee to receive an award under the Plan.

        2.10    "Plan" means this 1992 Stock Option Plan.


        2.11 "Incentive Stock Option" ("ISO") means an option which qualifies as an incentive stock option as defined in Section 422 of the Code, as amended.

        2.12 "Non-Qualified Option" means any option not intended to qualify as an Incentive Stock Option.

        2.13 "Stock" means the Common Stock, $.01 par value, of the Corporation or any successor, including any adjustments in the event of changes in capital structure of the type described in Article IX.

        2.14 "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

        2.15 "Restricted Period" means the period of time selected by the Committee during which an Award may be forfeited by the person.



                                  ARTICLE III

                           Administration of the Plan

        3.1 Administration by the Committee. This Plan shall be administered by the Committee as defined herein. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any options granted under it.

        3.2 Powers. The Committee shall have full and final authority to operate, manage, and administer the Plan on behalf of the Corporation. This authority includes, but is not limited to:

        (a)     The power to grant Awards conditionally or unconditionally,

        (b) The power to prescribe the form or forms of the instruments evidencing Awards granted under this Plan,

        (c)     The power to interpret the Plan,

        (d) The power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe and rescind regulations for interpretation, management and administration of the Plan,

        (e) The power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Committee may establish,

        (f) The power to delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purpose, and

        (g) The power to engage the services of persons, companies, or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms, and consultants.

        3.3 Additional Powers. In addition, as to each Option to buy Stock of the Corporation, the Committee shall have full and final authority in its discretion: (a) to determine the number of shares of Stock subject to each Option; (b) to determine the time or times at which Options will be granted; (c) to determine the option price of the shares of Stock subject to each Option, which price shall be not less than the minimum price specified in Article V of this Plan; (d) to determine the time or times when each Option shall become exercisable and the duration of the exercise period (including the acceleration of any exercise period), which shall not exceed the maximum period specified in

Article V; and (e) to determine whether each Option granted shall be an Incentive Stock Option or a Non-qualified Option.

        In no event may the Corporation grant an Employee any Incentive Stock Option that is first exercisable during any one calendar year to the extent the aggregate fair market value of the Stock (determined at the time the options are granted) exceeds $100,000 (under all stock options plans of the Corporation and any Affiliated Corporation); provided, however, that this paragraph shall have no force and effect if its inclusion in the Plan is not necessary for Incentive Stock Options issued under the Plan to qualify as such pursuant to
Section 422(d)(1) of the Code.


                                   ARTICLE IV

                                  Eligibility

        4.1 Eligible Employees. All Employees (including Directors and Officers who are Employees and who have not irrevocably elected to be ineligible to participate in the Plan) are eligible to be granted Incentive Stock Option and Non-Qualified Option Awards under this Plan.

        4.2 Consultants, Directors and other Non-Employees. Any Consultant, Director (whether or not an Employee) and any other Non-Employee is eligible to be granted Non-Qualified Option Awards under the Plan provided the person has not irrevocably elected to be ineligible to participate in the Plan, and provided further that upon appointment to the Committee at the first Board of Directors meeting following the Annual Meeting of the

Shareholders, each non-employee director appointed to the Committee shall be deemed to be ineligible to participate under the Plan during his or her period of service on the Committee.

        4.3 Relevant Factors. In selecting individual Employees, Consultants, Directors, and other Non-Employees to whom Awards shall be granted, the Committee shall weigh such factors as are relevant to accomplish the purpose of the Plan as stated in Article I. An individual who has been granted an Award may be granted one or more additional Awards, if the Committee so determines. The granting of an Award to any individual shall neither entitle that individual to, nor disqualify him from, participation in any other grant of Awards.


                                   ARTICLE V

                              Stock Option Awards

        5.1 Number of Shares. Subject to the provisions of Article X of this Plan, the aggregate number of shares of Stock for which Options may be granted under this Plan shall not exceed 675,000 shares. The shares to be delivered upon exercise of Options under this Plan shall be made available, at the discretion of the Committee, either from authorized but unissued shares or from previously issued and reacquired shares of Stock held by the Corporation as treasury shares, including shares purchased in the open market.

        Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee.

        5.2 Effect of Expiration, Termination or Surrender. If an Option under this Plan shall expire or terminate unexercised as to any shares covered thereby, or shall cease for any reason to be exercisable in whole or in part, or if the Corporation shall reacquire any unvested shares issued pursuant to Options under the Plan, such shares shall thereafter be available for the granting of other Options under this Plan.

        5.3 Term of Options. The full term of each Option granted hereunder shall be for such period as the Committee shall determine. In the case of Incentive Stock Options granted hereunder, the term shall not exceed ten (10) years from the date of granting thereof. Each Option shall be subject to earlier termination as provided in Sections 6.4 and 6.5. Notwithstanding the foregoing, the term of options intended to qualify as "Incentive Stock Options" shall not exceed five (5) years from the date of granting thereof if such option is granted to any employee who at the time such option is granted owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.

        5.4 Option Price. The option price shall be determined by the Committee at the time any Option is granted. In the case of Incentive Stock Options, the exercise price shall not be less than 100% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted (but in no event less than par value), provided that in the case where an Incentive Stock Option is granted hereunder to any Employee who at the time of grant owns Stock possessing more than 10% of the combined voting power of all classes of stock of the Corporation and its Affiliated Corporations, the Incentive Stock Option price shall equal not less than 110% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted. In the case of Non-Qualified Stock Options, the exercise price shall not be less than par value.

        5.5 Fair Market Value. If, at the time an Option is granted under the Plan, the Corporation's Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Stock on the principal national securities exchange on which the Stock is traded, if the Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Stock on the NASDAQ National Market List, if the Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Stock is not reported on the NASDAQ National Market list. However, if the Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Stock as determined by the Committee under Section 3.3.

        5.6 Non-Transferability of Options. No Option granted under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, and such Option may be exercised during the grantee's lifetime only by the grantee.

        5.7 Foreign Nationals. Awards may be granted to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.



                                   ARTICLE VI

                               Exercise of Option

        6.1 Exercise. Each Option granted under the Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such Option. The Committee shall have the right to accelerate the date of exercise of any option, provided that, the Committee shall not accelerate the exercise date of any Incentive Stock Option granted if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code.

        6.2 Notice of Exercise. A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase.

        6.3 Delivery of Stock. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of an Option, by delivery of a note or shares of the Stock owned by the optionee, including Restricted Stock, valued at their fair market value on the date of delivery, or such other lawful consideration as the Committee may determine. Until such person has been issued a certificate or certificates for the shares so purchased, he or she shall possess no rights of a record holder with respect to any of such shares.

        6.4 Option Unaffected by Change in Duties. No Incentive Stock Option, and, unless otherwise determined by the Committee, no Non-Qualified Option granted to a person who is, on the date of the grant, an Employee of the Corporation or an Affiliated Corporation, shall be affected by any change of duties or position of the optionee (including transfer to or from an Affiliated Corporation), so long as he or she continues to be an Employee. Employment shall be considered as continuing and uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Affiliated Corporation to continue the employment of the optionee after the approved period of absence.

        If the optionee shall cease to be an Employee for any reason other than death, such Option shall thereafter be exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; provided that (i) the Committee may provide in the instrument evidencing any Option that the Committee may in its absolute discretion, upon any such cessation of employment, determine (but be under no obligation to determine) that such accrued purchase rights shall be deemed to include additional shares covered by such Option; and (ii) unless the Committee shall otherwise provide in the instrument evidencing any Option, upon any such cessation of employment, such remaining rights to purchase shall in any event terminate upon the earlier of (A) the expiration of the original term of the Option; or (B) where such cessation of employment is on account of disability, the expiration of one year from the date of such cessation of employment and, otherwise, the expiration of three months from such date. For purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

        6.5 Death of Optionee. Should an optionee die while in possession of the legal right to exercise an Option or Options under this Plan, such persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise any Options theretofore granted, may, unless otherwise provided by the

Committee in any instrument evidencing any Option, exercise such Options at any time prior to one year from the date of death; provided, that such Option or Options shall expire in all events no later than the last day of the original term of such Option; provided, further, that any such exercise shall be limited to the purchase rights which have accrued as of the date when the optionee ceased to be an Employee, whether by death or otherwise, unless the Committee provides in the instrument evidencing such Option that, in the discretion of the Committee, additional shares covered by such Option may become subject to purchase immediately upon the death of the optionee.



                                  ARTICLE VII

                          Reporting Person Limitations

        To the extent required to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, and any successor provision, at least six months must elapse from the date of acquisition of an Option by a Reporting Person to the date of disposition of such Option (other than upon exercise) or its underlying Common Stock.



                                  ARTICLE VIII

                        Terms and Conditions of Options

        Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Articles 5 and 6 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to Incentive Stock Options, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.



                                   ARTICLE IX

                                 Benefit Plans

        Awards under the Plan are discretionary and are not a part of regular salary. Awards may not be used in determining the amount of compensation for any purpose under the benefit plans of the Corporation, or an Affiliated Corporation, except as the Committee may from time to time expressly provide. Neither the Plan, an Option or any instrument evidencing an Option confers upon any Employee the right to continued employment with the Corporation or an Affiliated Corporation.

                                   ARTICLE X

                Amendment, Suspension or Termination of the Plan

        The Committee may suspend the Plan or any part thereof at any time or may terminate the Plan in its entirety. Awards shall not be granted after Plan termination.

        The Committee may also amend the Plan from time to time, except that amendments which affect the following subjects must be approved by stockholders of the Corporation:

        (a) Except as provided in Article XI relative to capital changes, the number of shares as to which Options may be granted pursuant to Article V;

        (b)     The maximum term of Options granted;

        (c)     The minimum price at which Options may be granted;

        (d)     The term of the Plan; and

        (e) The requirements as to eligibility for participation in the Plan.

        Awards granted prior to suspension or termination of the Plan may not be cancelled solely because of such suspension or termination, except with the consent of the grantee of the Award.



                                   ARTICLE XI

                         Changes in Capital Structures

        The instruments evidencing Options granted hereunder shall be subject to adjustment in the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of an Award to the same extent as would affect an actual share of stock issued and outstanding on the effective date of such change. Such adjustment to outstanding Options shall be made without change in the total price applicable to the unexercised portion of such options, and a corresponding adjustment in the applicable option price per share shall be made. In the event of any such change, the aggregate number and classes of shares for which Options may thereafter be granted under Section 5.1 of this Plan may be appropriately adjusted as determined by the Committee so as to reflect such change.

        Notwithstanding the foregoing, any adjustments made pursuant to this
Article XI with respect to Incentive Stock Options shall be made only after the Committee, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive
Stock Options, it may refrain from making such adjustments.

        In the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

        Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

        No fractional shares shall be issued under the Plan and the optionee shall receive from the Corporation cash in lieu of such fractional shares.



                                  ARTICLE XII

                      Effective Date and Term of the Plan

        The Plan shall become effective on March 27, 1992. The Plan shall continue until such time as it may be terminated by action of the Committee; provided, however, that no Options may be granted under this Plan on or after the tenth anniversary of the effective date hereof.



                                  ARTICLE XIII

                Conversion of ISO's into Non-Qualified Options;
                              Termination of ISO's

        The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options, that have not been exercised on the date of conversion, into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Corporation or an Affiliated Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive
Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.



                                  ARTICLE XIV

                              Application of Funds

        The proceeds received by the Corporation from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

                                   ARTICLE XV

                            Governmental Regulation

        The Corporation's obligation to sell and deliver shares of Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.


                                  ARTICLE XVI

                     Withholding of Additional Income Taxes

        Upon the exercise of a Non-Qualified Option or the making of a Disqualifying Disposition (as defined in Article XVI) the Corporation, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition the exercise of an Option on the payment of such additional withholding taxes.


                                  ARTICLE XVII

               Notice to Corporation of Disqualifying Disposition

        Each employee who receives an Incentive Stock Option must agree to notify the Corporation in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the employee was granted the Incentive Stock Option or (b) one year after the date the employee acquired Stock by exercising the Incentive Stock Option. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.




                                 ARTICLE XVIII

                          Governing Law; Construction

        The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.